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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-84028, 333-51703, 333-58699 and 333-63811) of
OroAmerica, Inc. of our report dated March 31, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Los Angeles, California
April 24, 2000